UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2021

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55697	46-2378100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 NE 29th Ave., Suite 700 - PMB# 348, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Life Clips, Inc. (the “Company”) has entered into an agreement to acquire a number of entities operating cryptocurrency exchanges and blockchain development services in Asia and Africa, operating under the name “Belfrics.” The entities being acquired are:

Belfrics BT Pvt Ltd, an India corporation

Belfrics Cryptex Pvt Ltd, an India corporation

Belfrics Tanzania Ltd, a Tanzania corporation

Belfrics Nigeria Pvt Ltd, a Nigeria corporation

Belfrics BT SDN BHD, a Malaysia corporation

Belfrics Holding Limited, a Malaysia corporation

Belfrics Academy SDN BHD, a Malaysia corporation

Belfrics International Ltd, a Malaysia corporation

Belfrics Europe SL, a Spain corporation

Belfrics Kenya Ltd, a Kenya corporation

At closing, the Company will issue the Belfrics shareholders a new class of preferred stock with an initial issuance price of $20,000,000 (Twenty Million Dollars) in the aggregate. The Company has also agreed to provide up to $10,000,000 (Ten Million) in funding for the continued development of the Belfrics exchanges and platforms. The Belfrics shareholders can earn up to an additional $15,000,000 (Fifteen Million Dollars) by reaching certain milestones. This description of the terms of the agreement is qualified in its entirety to the Acquisition Agreement between the parties filed as an exhibit to this Current Report on Form 8-K.

Founded in 2014, the Belfrics digital exchange platform, which was fully developed in-house, is one of the most compliant platforms in the cryptocurrency industry. Supported by the proprietary technology of Belrium Blockchain KYC solution, the KYC (“Know Your Customer”) and AML (“Anti-Money Laundering”) process of Belfrics Exchange is well accepted compliance solution. With 10 operational offices in 8 countries, Belfrics provides localized and personalized support to digital currency traders. Through its Blockchain Academy, Belfrics provides continuous training to traders, developers and blockchain enthusiasts in more than 20 countries. Belfrics is licensed and regulated by the Labuan Financial Services Authority (LFSA) in Malaysia.

Item 7.01 Regulation FD Disclosure.

On July 14, 2021, Life Clips, Inc. (the “Company”) issued a press release regarding its entry into an agreement to acquire the Belfrics entities as more fully described in Item 1.01. The full text of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual events or results may differ materially from those contained in the forward-looking statements. Words such as “will,” “expect,” “intend,” “plan,” “potential,” “possible,” “goals,” “accelerate,” “continue,” and similar expressions identify forward-looking statements, including, without limitation, statements regarding our expectations for the growth and value of the cryptocurrency market and the performance of the Belfrics entities. These forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in the Company’s lack of profitability and need for additional capital to grow its business; the Company’s dependence on partners to further the development of its products; the uncertainties inherent in the development, attainment of the requisite regulatory regimes that may be enacted with regard to cryptocurrency; and the various risks and uncertainties described in the “Risk Factors” sections and elsewhere in the Company’s periodic and other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements made in this filing to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

The foregoing information (including Exhibit 99.1 hereto) is being furnished under Item 7.01. Such information (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specified reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Belfrics Acquisition Agreement
99.1	Press Release Dated July 14, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: July 15, 2021	/s/ Robert Grinberg
Robert Grinberg Chief Executive Officer